UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2001

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On May 4, 2001, the Company issued a press release announcing that the Commercial Court of Lyon ruled against its subsidiary IMTIX-SangStat S.A.S. in the breach of contract suit filed by two of the company's rabbit serum suppliers, IFFA CREDO and Elevage Scientifique des Dombes. The court awarded the affiliated suppliers 26.5 million French francs (approximately $3.6 million) for lost profits and reimbursement of capital expenditures. IMTIX-SangStat believes that the ruling was in error and plans to appeal the decision.

Due to this ruling IMTIX-SangStat will accrue an additional charge against earnings of 22 million French francs net of existing reserves and income taxes. SangStat will include this charge in its financial statements to be included in its report on Form 10Q for the first period ended March 31, 2001. The charge will result in an increase of approximately $2.9 million in the company's net loss from continuing operations and net loss for the quarter.

The foregoing are discussed in greater detail in the Company's press releases, copies of which are filed herewith as exhibits 99.1.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits

Exhibit No	Description
99.1	Press release dated May 4, 2001.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2001

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release dated May 4, 2001.